Exhibit (a)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Pursuant to the Offer to Purchase up to 33,849,130 Shares of

Common Stock, or Approximately $350 Million of Shares,

at a Purchase Price of $10.34 per Share

Dated June 4, 2021

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT EASTERN TIME, ON

JULY 1, 2021, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS

THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

ACCOUNT REGISTRATION OR TITLE, AS IT APPEARS	STOCKHOLDER ACCOUNT NUMBER AND/OR BROKERAGE
ON THE ACCOUNT STATEMENT	ACCOUNT AS IT APPEARS ON THE ACCOUNT STATEMENT
STOCKHOLDER/TRUSTEE NAME	STOCKHOLDER SSN/ENTITY TAX ID
STOCKHOLDER/TRUSTEE NAME	STOCKHOLDER SSN/ENTITY TAX ID
PHONE NUMBER

NUMBER OF SHARES BEING TENDERED:

You have the option to tender all OR a portion of your shares by checking one of the boxes below. If you are tendering less than all of your Shares, please write the number of Shares that you wish to tender on the line below. If you are a participant in the Company’s dividend reinvestment plan (the “DRP”) and elect to tender ALL of your Shares, and we accept all of your Shares for payment in the Offer, then any Shares you receive through the DRP prior to the Expiration Date of this offer will be tendered. For additional information, please see Section 2 and Summary Term Sheet in the “Offer to Purchase” and the “Instructions to Letter of Transmittal.” Please also see Section 11 of the “Instructions to Letter of Transmittal” related to Stockholder representation and warranty.

☐	Tender All Shares Owned

    -or-

☐	Number of Shares Tendered: (Enter whole Shares only. Dollar amounts not accepted. See Section 9 of the Offer to Purchase for the treatment of any fractional Shares.)

PAYMENT:

Payment for shares accepted for purchase to holders of record will be made via a check mailed to the Stockholder’s address of record. However, if your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, the payment will be made directly to them on your behalf.

SIGNATURES REQUIRED TO TENDER YOUR SHARES

STOCKHOLDER (OR AUTHORIZED PERSON SIGNING ON BEHALF OF THE REGISTERED STOCKHOLDER)

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned and are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please write the capacity next to the signature and see Section 5 of “Instructions to Letter of Transmittal.”)

STOCKHOLDER SIGNATURE & DATE

STOCKHOLDER SIGNATURE & DATE

All Stockholder signatures are required to tender shares in the account.

CUSTODIAN SIGNATURE (Note, if your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you must deliver this Letter of Transmittal, in its entirety, to the broker, dealer, commercial bank, trust company, custodian or other nominee in the account registration for their signature below under “Custodian Signature” AND a Medallion Signature Guarantee is required in the box below – see Section 6 of “Instructions to Letter of Transmittal.”)

A Medallion Signature Guarantee is required from Authorized Custodian.

CUSTODIAN SIGNATURE & DATE

Medallion Signature Guarantee Stamp Here

PLEASE CAREFULLY READ THE LETTER OF TRANSMITTAL AS WELL AS THE ENTIRE OFFER TO PURCHASE,

INCLUDING THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE, BECAUSE COLLECTIVELY THEY

CONTAIN THE FULL DETAILS ABOUT THE OFFER AND THE COMPANY.

ODD LOT CERTIFICATION FORM

CERTIFICATION FORM TO BE COMPLETED BY OWNERS OF LESS THAN 100 SHARES WHO ARE

TENDERING ALL OF THEIR SHARES

SUBMIT THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL

Stockholders holding less than 100 Shares (also known as “Odd Lot Holders”) who tender all of their Shares will have all of their Shares accepted for payment even if the Offer to Purchase is over-subscribed. Odd Lot Holders who wish to take advantage of this preference should submit this form and a properly completed Letter of Transmittal which indicates that all of the Stockholder’s Shares are being tendered. See Section 1 of the Offer to Purchase and the Instructions to the Letter of Transmittal.

The aforementioned preference is only available to Odd Lot Holders who tender all of their Shares. This preference is not available to partial tenders of less than all of the Stockholder’s Shares or to beneficial or record holders of an aggregate of 100 or more Shares (even if these holders have separate accounts representing fewer than 100 Shares). Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

By checking the box below and including this form with a signed Letter of Transmittal, the tendering Stockholder hereby certifies that the tendering Stockholder is either (check only one box):

☐	the beneficial or record owner of an aggregate of less than 100 Shares; or

☐

a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

ACCOUNT REGISTRATION OR TITLE, AS IT APPEARS	STOCKHOLDER ACCOUNT NUMBER AND/OR BROKERAGE
ON THE ACCOUNT STATEMENT	ACCOUNT NUMBER AS IT APPEARS ON THE ACCOUNT STATEMENT
STOCKHOLDER/TRUSTEE NAME	STOCKHOLDER SSN/ENTITY TAX ID
STOCKHOLDER/TRUSTEE NAME	STOCKHOLDER SSN/ENTITY TAX ID
PHONE NUMBER

PLEASE CAREFULLY READ THE LETTER OF TRANSMITTAL AS WELL AS THE ENTIRE OFFER TO PURCHASE,

INCLUDING THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE, BECAUSE COLLECTIVELY THEY CONTAIN

THE FULL DETAILS ABOUT THE OFFER AND THE COMPANY.

IMPORTANT INSTRUCTIONS AND INFORMATION

REGARDING THE TENDERING OF SHARES OF COMMON STOCK

of

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Pursuant to the Offer to Purchase up to 33,849,130 Shares of Common Stock, or Approximately $350 Million of Shares, at a Purchase Price of $10.34 per Share, dated June 4, 2021

PLEASE CAREFULLY READ THE LETTER OF TRANSMITTAL AS WELL AS THE ENTIRE OFFER TO PURCHASE, INCLUDING THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE, BECAUSE COLLECTIVELY THEY CONTAIN THE FULL DETAILS ABOUT THE OFFER AND THE COMPANY.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT EASTERN TIME, ON JULY 1, 2021, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN. Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to DST Systems, Inc. (the “Depositary”) by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. Should you mail your Letter of Transmittal, you may want to consider using overnight delivery to ensure timely delivery. Please see below for methods of delivery of the Letter of Transmittal for Shares held on your behalf by a broker, dealer, commercial bank, trust company, custodian, or other nominee.

Permitted Methods of Delivery to the Depositary:

By Mail:	By Overnight Delivery:

KBS Real Estate Investment Trust III, Inc.	KBS Real Estate Investment Trust III, Inc.

c/o DST Systems, Inc.	c/o DST Systems, Inc.

PO Box 219358	430 W. 7th Street, Suite 219358

Kansas City, MO 64121-9358	Kansas City, MO 64105-1407

By Email*:	By Fax*:
kbsreitelection@dstsystems.com	816-374-7427

*Note, a Medallion Signature Guarantee from an eligible guarantor institution, along with an original signature on the Letter of Transmittal, is required if the account is held by a custodian and will NOT be accepted by Email or Fax; only submittals via Mail or Overnight Delivery will be accepted. See Sections 6 and 7 of “Instructions to Letter of Transmittal.”

If you have any questions after reading these offering documents, please contact the Depositary by telephone at 844-253-1478 from 8am to 6pm Eastern Time. Please have your account registration information (name, account #, SSN/TIN, etc.) ready when you speak with the phone representative so that your identity can be validated.

Delivery of this Letter of Transmittal or any other required documents to the Depositary by any means other than the permitted methods of delivery specified does not constitute valid delivery.

If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures, including any paperwork requirement and earlier deadline requirement they may have for accepting and submitting the

Offer on your behalf. You must not deliver the Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal on your behalf.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in- fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Depositary of their authority to act.

CERTAIN TERMS AND CONDITIONS

OF

THE OFFER TO PURCHASE

BY

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 33,849,130 shares of common stock of KBS Real Estate Investment Trust III, Inc., or approximately $350 million of shares, at a Purchase Price of $10.34 per share, dated June 4, 2021, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

Each Stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), the number of the Assignor’s shares of common stock of the Company (the “Shares”) specified in the Letter of Transmittal at a Purchase Price of $10.34 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at midnight Eastern time on July 1, 2021, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).

The Purchase Price is 96% of $10.77, which is the most recent estimated value per share of the Company’s common stock. This estimated value was approved by the Company’s board of directors on May 13, 2021, and was based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of March 31, 2021, with the exception of adjustments to the Company’s net asset value to give effect to the change in the estimated value of the Company’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of April 29, 2021. For a full description of the methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the estimated value per share, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 14, 2021, which is incorporated by reference into the Offer to Purchase and can be found in the “Investor Information” section of the Company’s website, www.kbsreitiii.com. The value of the Company’s shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in the Company’s portfolio and the management of those assets, the real estate and finance markets and due to other factors.

Stockholders of record of the Company who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares. If you hold your Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee and your Shares are tendered on your behalf, they may charge you a fee for doing so. We urge you to consult with your broker, dealer, commercial bank, trust company, custodian, or other nominee to determine whether any such charges will apply.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the Assignor hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, distributions accrued or declared with a record date on or after the date on which Shares are accepted for payment pursuant to the Offer and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time). Thus, for Shares validly tendered, distributions will cease to accrue on the date that such Shares are purchased through the Offer. Shares purchased in the Offer will therefore no longer be eligible to receive distributions except for any distributions declared to Stockholders with a record date prior to the date that we accept those Shares for payment. Distributions will continue to accrue in accordance with current practice for Shares not tendered or not accepted for purchase.

Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.

The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted delivery methods listed on the “Important Instructions and Information” page on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and these Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2. Minimum Tenders. A Stockholder may tender any or all of his or her Shares in whole or in part. Fractional Shares will not be accepted unless you are tendering all your Shares.

3. Tender Price and Number of Shares Tendered.

To tender all of your Shares: If you are tendering all of your Shares, check the “Tender All Shares Owned” box on the Letter of Transmittal.

To tender less than all of your Shares: If you are tendering less than all of your Shares, please check the “Number of Shares Tendered” box and indicate on the Letter of Transmittal the number of Shares that you are tendering. Only enter whole numbers of Shares. Be certain that you do not indicate that you are tendering more Shares than you actually own. If the number of Shares you indicate on the Letter of Transmittal exceeds the number of Shares you own, we will deem you to have tendered all of your Shares.

Note for Participants in the Company’s Dividend Reinvestment Plan: If you are a participant in the Company’s dividend reinvestment plan (the “DRP”), any Shares you receive through the DRP prior to the Expiration Date will be tendered if you indicate on the Letter of Transmittal that you elect to tender ALL of your Shares and the Company accepts all of your Shares for payment.

If you do not want to tender any Shares that you may receive through the DRP prior to the Expiration Date, then you should tender less than all of your Shares on the Letter of Transmittal by writing in a number of Shares that represents less than all whole Shares you own at the time you submit your Letter of Transmittal.

If you are a participant in the DRP, if you tender ALL of your Shares, and we accept all of such Shares for payment, any distributions that (i) have not been received as of the Expiration Date and (ii) are accrued on such Shares through the date we accept the Shares for payment will be made in cash. If you are a participant in the DRP and we do not accept all of your Shares for payment, distributions that are accrued on any of your Shares during the term of the Offer, including tendered Shares that are accepted by us for payment, will be reinvested in Shares pursuant to the DRP.

4. Odd Lots. Complete the Odd Lot Certification Form if you are tendering all of your Shares and you own less than 100 Shares (an “Odd Lot Holder”). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal, tenders all Shares owned (beneficially or of record) by that Odd Lot Holder, completes the Odd Lot Certification Form and does not subsequently properly withdraw. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section titled “Odd Lots” for additional details.

5. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

Please see Section 7 of these Instructions if your Shares are registered in the name of a custodian or other nominee.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Depositary of their authority to act.

6. Medallion Signature Guarantee. A Medallion Signature Guarantee (“MSG”) from an eligible guarantor institution, along with an original signature on the Letter of Transmittal, is only required if the account is held by a custodian. See Section 7 below related to custodian accounts. (A notary public is not an acceptable guarantor.) In cases where both an original signature and MSG are required, the Letter of Transmittal will only be accepted by mail or overnight delivery; fax and email submittals will NOT be accepted.

7. Custodian Information. If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures, including any paperwork requirement and earlier deadline requirement they may have for accepting and submitting the Offer on your behalf. You must not deliver the Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal on your behalf. See Section 6 above.

8. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares (full or fractional) tendered.

9. Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company’s website at www.selftender.kbs.com or by calling DST Systems, Inc. at 844-253-1478.

10. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

11. Stockholder Representation and Warranty. The Stockholder represents and warrants that (i) Stockholder has read the Letter of Transmittal as well as the Offer to Purchase, including the documents incorporated therein by reference, (ii) Stockholder owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares contemplated in the Letter of Transmittal, (iii) when the Shares are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iv) such Shares will not be subject to any adverse claims and (v) the transfer and assignment are in compliance with all applicable laws and regulations.

The Depositary Agent, the Paying Agent and the Information Agent for the Offer is:

DST Systems, Inc.

Toll Free Telephone Number: 844-253-1478